Exhibit 99.1

GLUCOTRACK Announces ISO 13485:2016 certification

ISO Certification highlights commitment to quality for continuous blood glucose monitor

Rutherford, NJ, January 21, 2025 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced that it has received ISO13485:2016 certification from the British Standards Institute (BSI).

“This ISO certification is a major step in our journey toward delivering high-quality products,” said Paul V. Goode, PhD, President and Chief Executive Officer. “Meeting these rigorous global standards for design and manufacturing demonstrates our dedication to quality and regulatory excellence as we continue to achieve clinical and developmental milestones for our revolutionary Continuous Blood Glucose Monitor (CBGM) for people with diabetes.”

The Company successfully completed Stage I and Stage II Assessments performed by the notified body, BSI, to verify it has established, and is maintaining, a quality management system that meets all requirements of the ISO 13485:2016 standard for design and development of the Company’s products.

ISO 13485 is an internationally recognized standard for quality management systems, created by the International Organization for Standardization to ensure the safety and effectiveness of medical devices. It builds on the ISO 9001 standard with additional regulatory requirements specific to medical devices. In 2024, the U.S. Food and Drug Administration issued the Quality Management System Regulation (QMSR) Final Rule, which harmonizes U.S. requirements with global standards through the adoption of ISO 13485 for medical devices. ISO 13485 is also strongly recommended and widely used in the European Union.

For more information about Glucotrack’s CBGM, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

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About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 28, 2024.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com